AMERICAN FINANCIAL GROUP, INC.

EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of AFG at December 31, 2003. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.
		Percentage of
Name of Company	Incorporated	Ownership
American Financial Capital Trust I	Delaware	100
American Money Management Corporation	Ohio	100
APU Holding Company	Ohio	100
American Premier Underwriters, Inc.	Pennsylvania	100
Premier Lease & Loan Services Insurance Agency, Inc.	Washington	100
Premier Lease & Loan Services of Canada, Inc.	Washington	100
Republic Indemnity Company of America	California	100
Republic Indemnity Company of California	California	100
Great American Holding, Inc.	Ohio	100
Great American Security Insurance Company	Ohio	100
Great American Spirit Insurance Company	Indiana	100
Great American Insurance Company	Ohio	100
American Empire Surplus Lines Insurance Company	Delaware	100
American Empire Insurance Company	Ohio	100
Brothers Property Corporation	Ohio	80
GAI Warranty Company	Ohio	100
GAI Warranty Company of Florida	Florida	100
Great American Alliance Insurance Company	Ohio	100
Great American Assurance Company	Ohio	100
Great American Custom Insurance Services, Inc.	Ohio	100
Professional Risk Brokers, Inc.	Illinois	100
Great American E&S Insurance Company	Delaware	100
Great American Fidelity Insurance Company	Delaware	100
Great American Financial Resources, Inc.	Delaware	82
AAG Holding Company, Inc.	Ohio	100
American Annuity Group Capital Trust I	Delaware	100
American Annuity Group Capital Trust II	Delaware	100
Great American Life Insurance Company	Ohio	100
Annuity Investors Life Insurance Company	Ohio	100
Loyal American Life Insurance Company	Ohio	100
Manhattan National Life Insurance Company	Illinois	100
United Teacher Associates Insurance Company	Texas	100
Great American Life Assurance Company
of Puerto Rico, Inc.	Puerto Rico	100
Great American Insurance Company of New York	New York	100
Great American Management Services, Inc.	Ohio	100
Great American Protection Insurance Company	Indiana	100
Mid-Continent Casualty Company	Oklahoma	100
Mid-Continent Insurance Company	Oklahoma	100
Oklahoma Surety Company	Oklahoma	100
National Interstate Corporation	Ohio	68
National Interstate Insurance Company	Ohio	100
National Interstate Insurance Company of Hawaii, Inc.	Hawaii	100
National Interstate Capital Trust I	Delaware	100
Transport Insurance Company	Ohio	100
Worldwide Casualty Insurance Company	Ohio	100

The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

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